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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statement on Form S-8 for the Potters Savings and Loan 401(k) Retirement Savings Plan of our report dated February 6, 1997 on the consolidated balance sheets of Potters Financial Corporation as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is included in Potters Financial Corporation's 1996 Annual Report on Form 10-KSB.

                                             /s/ CROWE, CHIZEK AND COMPANY LLP
                                                 Crowe, Chizek and Company LLP

Columbus, Ohio
May 27, 1997